Exhibit 10.1

Sonus Networks, Inc.
4 Technology Park Drive
Westford, MA 01886

October 25, 2011

Mr. Maurice Castonguay

<By Electronic Delivery>

Dear Moe:

This letter confirms a correction to your employment letter dated August 24, 2011 (your “Employment Letter”).  Terms not defined herein shall have the same meanings given to them in the Employment Letter.

Paragraph 3(d)(ii)(A) of the Employment Letter shall be deleted and replaced in its entirety with the following:

“the Company must achieve certain performance metrics between January 1, 2012 and December 31, 2012 (the “Performance Period”); and”

Except as expressly modified hereby, the terms of the Employment Letter shall remain in full force and effect.

Please confirm your acceptance by signing below.

Very truly yours,

/s/ Ray Dolan
Ray Dolan
Chief Executive Officer

Accepted by:

/s/ Maurice Castonguay	10/25/11
Maurice Castonguay	Date